Exhibit 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91146) pertaining to the 1998 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, and the 1998 Directors Stock Option Plan, in the Registration Statement (Form S-8 No. 333-68590) pertaining to the 1998 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, and the 1998 Directors Stock Option Plan, in the Registration Statement (Form S-8 No. 333-90029) pertaining to the Concur Technologies, Inc. 401(k) plan, in the Registration Statement (Form S-8 No. 333-70455) pertaining to the 1998 Equity Incentive Plan, the 1998 Directors Stock Option Plan, the 1998 Employee Stock Purchase Plan, the 1994 Stock Option Plan, and the 1997 Stock Option Plan of 7Software, Inc. and in the Registration Statement (Form S-8 No. 333-31190) pertaining to the 1998 Employee Stock Purchase Plan, the 1998 Equity Incentive Plan, and the 1999 Stock Incentive Plan of Concur Technologies, Inc. of our reports dated November 5, 2002 (except for Note 16, as to which the date is December 16, 2002) with respect to the consolidated financial statements and schedule of Concur Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2002.

ERNST & YOUNG LLP

Seattle, Washington
December 27, 2002